UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): November 6, 2005

                           TRACEGUARD TECHNOLOGIES, INC.
               (Exact name of registrant as specified in its charter)



           Nevada                 000-50329                   98-0370398
(State or Other Jurisdiction   (Commission File             (I.R.S. Employer
       of Incorporation)            Number)              Identification Number)

                 Zeev Sherf Streeet #14, Jerusalem, Israel 97842
              (Address of principal executive offices) (zip code)

                                (972) 545 662 102
              (Registrant's telephone number, including area code)



                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule
    13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.

      On November 6, 2005, we completed a private placement offering of 214,285 units, each "unit" comprising one share of our common stock and two common share purchase warrants each for a share of our common stock for an aggregate purchase price of $149,999.50. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation S, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 4.01. Changes in Registrant's Certifying Accountant.

        On November 9, 2005 the Company dismissed Lopez, Blevins, Bork & Associates, LLP as its principal independent accountant. On November 9, 2005, we engaged Kesselman & Kessleman, member of PWC International Limited, as our principal independent accountant. Our board of directors has approved the appointment of Kesselman & Kessleman as our new principal independent accountants.

        During the two fiscal years ended March 31, 2005 and 2004, and through November 9, 2005, (i) there were no disagreements between the Company and Lopez, Blevins, Bork & Associates, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Lopez, Blevins, Bork & Associates, LLP would have caused Lopez, Blevins, Bork & Associates, LLP to make reference to the matter in its reports on the Company's financial statements, and (ii) Lopez, Blevins, Bork & Associates, LLP's reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles, except that such reports did contain a going concern qualification. During the two fiscal years ended March 31, 2005 and 2004 and through November 9, 2005, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

      Prior to engaging Kesselman & Kessleman we did not consult with them regarding either:

      1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to our company nor oral advice was provided that Kesselman & Kessleman concluded was an important factor considered by our company in reaching a decision as to our accounting, auditing or financial reporting issue; or

      2. any matter that was either the subject of disagreement or an event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

      We provided Lopez, Blevins, Bork & Associates, LLP with a copy of this Current Report on Form 8-K on November 9, 2005, prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree within 10 business days of the filing of this Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      At a meeting of the Board of Directors of the Company, held on November 6, 2005, David Ben-Yair, was appointed as the Company's Chief Financial Officer effective November 10, 2005.

Mr. David Ben-Yair

      Mr. Ben-Yair recently resigned from Talia, a medical devices development & production company located in Lod, Israel. He served as Talia's Controller since October 2004. Between Jan 2004 and September 2004, Mr. Ben-Yair was an entrepreneur, developing an exclusive wine trading business. Between February 2002 and December 2003 Mr. Ben-Yair was a Group Controller at Robo Group, an international company traded both at the TASE (Tel-Aviv Stock Exchange) and at NASDAQ (under the symbol ROBO). Prior to that, between November 2000 and February 2002, he served as the CFO at MADACOM, a telecommunication company.

Mr. Ben Yair is a Certified Public Accountant (Israel), member of the Israeli Institute of Certified Public Accountants since 2000. He completed his Bachelor degree in Economy & Accounting at Ben-Gurion University in Be'er-Sheba, Israel at 1998. He joined the office of Briteman-Almagor, the Israeli branch of Deloitte & Touche as an interim for two years and served as a senior accountant during the third year. At 2002 he completed his Master degree in Law (L.L.M.) at Bar-Ilan University in Israel. Mr. Ben-Yair served for 3 years in the Israeli Navy on board of a missile craft.


                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          TRACEGUARD TECHNOLOGIES, INC.


Dated: November 10, 2005                  By:      /s/ Meir H. Zucker
                                                --------------------------------
                                          Name:    Meir H. Zucker
                                          Title:   Chief Executive Officer and
                                                    President